July 20, 1999

Michael Malet
Executive Vice President
SIMS COMMUNICATIONS, INC.
18001 Cowan Street, Suite C-D
Irvine, CA 92614


                           Exclusive License Agreement

Whereas,  SIMS  COMMUNICATIONS,  INC.  (hereafter  referred to as "Licensor" and
"SIMS"), is a software and hardware development company that has developed a proprietary software platform for processing credit cards, ACH, and other financial and medical verification functions,and other medical services.

Whereas, SIMS has assisted in the development of and is the owner of the One Medical Service (OMS) program and platform and has an exclusive contract with Bergen Brunswig to deliver a range of services through the Bergen Brunswig distribution network, and ;

Whereas, Enhanced Information Services (hereafter referred to as "Licensee"), a Nevada Corporation, is a communications and product development company in the electronic information industry, and;

Whereas, EIS has been supporting the OMS program through its IVR and telephony capabilities and EIS desires to exclusively license the OMS program and associated components.;

NOW THEREFORE, EIS and SIMS agree to the following terms and conditions:

A.    Term and Certain Conditions

a. This Agreement shall become effective as of this date and shall continue in effect for seven (7) years from the date of the underlying license agreement. subject to sections b and c below.

b. Licensee may terminate this Agreement (i) if Licensor files for bankruptcy protection under Chapter 7 or 11. or (ii) if Licensor is in breach of this Agreement.. (iii) In the event, the Bergen Brunswig ("Bergen") Strategic Marketing Agreement, made reference to herein is terminated by Bergen, provided Licensee has remitted in full to SIMS the amounts designated in this L.O.I. sections: "B. 1. a." and "B.1.b." and "D. 2.".Licensor agrees to give Licensee thirty (30) days notice in which to cure any default hereunder. Any notice period given under this Subsection (b) shall be without prejudice for any claim for damages or any other right of Licensor under this Agreement at the time of such termination.

c. Licensor may terminate this Agreement (i) if Licensee files for bankruptcy protection under Chapter 7 or 11.; or (ii) if Licensee is in breach of this Agreement. . Licensee agrees to give Licensor thirty (30) days notice in which to cure any default hereunder. Any notice period given under this Subsection (b) shall be without prejudice for any claim for damages or any other right of Licensee under this Agreement at the time of such termination.

d. Upon termination of this Agreement for reasons found in section A(b) (i, ii, iii, iv) of this agreement, any Customer receiving Service shall remain a Customer of Licensee. Further, Licensor agrees not to solicit any Customers of Licensee for a period of twelve (12) months from the date of any termination under Section 2b. Likewise, upon termination of this Agreement for reasons found in section A(c), EIS will turn over to SIMS any and all business that EIS developed through and with the OMS contract as it related to the implementation of programs through Bergen Brunswig. Both parties agree that in the event the Bergen Agreement is extended, replaced by any other agreement, renewed, supplemented and/or additional Licensee products or services are offered or derived from the Bergen Agreement, then they are automatically included within this letter of intent.

e. Licensor agrees to place 81% of its member interest in One Medical Service, LLC into an escrow account so that in the event that Licensor files bankruptcy (as stated above), Licensee still retains its rights to OMS.


B.    Fees and Royalties

1. In return for the exclusive license to market OMS (licensing rights to be defined further in the license agreement), EIS will pay a fee to SIMS of $567,000 as follows:
a.    $60,000 cash upon execution of this agreement (Tuesday, July 20, 1999)

b.    $140,000 cash due on or before Friday, July 23, 1999

c.    $367,000 note payable as follows:
i.    $100,000 due August 1, 1999
ii.   $100,000 due September 1, 1999
iii.  $158,650 due September 15, 1999 (net of discount of $8,360)

d. As previously agreed upon between the parties, EIS will execute a long-term unsecured interest-bearing note payable (84 months) in favor of SIMS for $810,000 @ 8% per annum. Payment of the note payable as follows:
(1) Principal balance of the note payable to be reduced (over time) by the royalty payment to SIMS and phone card time provided to SIMS as discussed in section B. 3. and E.2., respectively.
(2) At the end of the 36th month, if no events have triggered payment of this note payable in full-see (4) below-25% of the remaining principal balance plus interest shall become due and payable.

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(3)            At the end of the 84th month, if no events have triggered payment of the note balance plus accrued interest shall become due and payable.
(4) The following provisions shall override the regular payment schedule above and provide for immediate payment of the remaining principal balance and accrued interest to SIMS:
(a)                  Licensee's  default with any  provisions of the  agreement;
                     which may be cured within a 30-day period.
(b) IPO of EIS; in which case Licensee has the option to make payment in full of Note to Licensor in cash or stock.

2. EIS will assume accounts payable and ownership of current inventory of OMS platforms and processors which is estimated at 600 units valued at $200,000 in total inventory based on the following conditions:

a. SIMS will provide EIS with a detailed list of inventory items, location and value.
b. EIS will have the right to determine through discussions with programmers and vendors, functionality and usefulness of the hardware and/or software not only for current use but also for future applications that were included in the OMS business plan.
c. EIS will also have the right to assume this inventory liability structured over a timeframe to be mutually agreed upon by and between SIMS, EIS and the vendor(s).
d. SIMS will cooperate with EIS in getting IVI to agree to acceptable terms on the accounts payable.

3. EIS will pay SIMS an $8.00 per member platform royalty on each OMS platform deployed in the OMS network subject to an overriding $1,000 monthly minimum and $6,000 monthly maximum .

4. EIS agrees to take full responsibility (financial and/or otherwise) for all on-going day-to-day commitments of OMS.

5. Any employees of SIMS that have "overlapping" roles (i.e. between SIMS and OMS) will be billed weekly to EIS by SIMS at cost (employees to be defined in the actual agreement).

6. This represents all fees, royalties and other payments to SIMS by EIS or OMS.

C.    Usage Rights and Associated Benefits

1. Licensor agrees to give Licensee the sole and full rights to the use, representation, sales, distribution and deployment of OMS, its program and all associated services, products, materials, contacts, vendors, suppliers, and contracts; including the right to use, deploy, present, publish and modify any and all patents, copyrights, trademarks, service marks and other intellectual property presently held by One Medical Services and/or SIMS on behalf of One Medical Services (Schedule to be included in underlying contract to this Letter of Intent.)


2. Licensee will have the right to service and fulfill all contracts and agreements held by OMS between all and any parties, including those contracts held by Licensor on behalf of OMS. (Schedule to be included in underlying contract to this Letter of Intent.)

3. By issuing this license to EIS, SIMS agrees not to sell, represent, license, distribute, assign or rent any part, portion or component of the OMS program to a third party without the expressed written permission of EIS. (Schedule to be included in underlying contract to this Letter of Intent.) Licensor retains rights to include OMS as part of its business plans, projections, etc.

4. SIMS agrees to place its software for the processors and any software developed to support the OMS program presently or in the future in an escrow account.

5. SIMS will provide EIS with documentation and a non-exclusive source code maintenance, modification and distribution license for software and hardware contained in the operation and maintenance of the Debit Link system and all the software that had been planned to be used by OMS.

6. Licensor will provide Licensee with software support including software upgrades, manuals, tools, development, fixes, technical support during business hours, replacement of faulty equipment and/or software that SIMS/OMS may develop.

D.    EIS Option to Acquire OMS

1. EIS shall have the option to convert the funds that it has paid to SIMS for royalty and licensing fees into 81% ownership in OMS.

2. EIS shall have the option to acquire the remaining 19% of OMS, the value of which will be based on independent valuations by either or both parties or $132,000, whichever is greater.

E.    Additional Options

1. EIS shall have the option to acquire and/or purchase additional equipment from SIMS as SIMS agrees to make it available.

2. EIS will provide SIMS with $3,000.00 per month in prepaid phone card services at EIS' sole cost. plus a 10% markup.

3. SIMS will provide EIS with first bid on providing SIMS with telecom support and services for its MedCard program, where practical.


F. It is agreed between the parties hereto that they will not disclose either directly or indirectly to any third person any confidential information relating to the business, properties or financial conditions which any other party disclosed in connection with the negotiation of this transaction.

G. As soon as reasonably possible after the formal acceptance of this agreement, the parties agree to negotiate and prepare the final license agreement to consummate this transaction.


AGREED AND ACCEPTED:                      AGREED AND ACCEPTED:
SIMS Communications, Inc.                 Enhanced Information Services




By: ___________________________        By:_________________________________
    Michael Malet,                        Jeffrey Flannery, CEO&President
    Executive Vice President

    Date  ________                      Date  __________

ACKNOWLEDGED BY:

By: ____________________________________
    Ian Hart, Chief Financial Officer

   Date  __________

September 1,  1999


              Amendment #1 to Exclusive License Agreement dated July 20, 1999


Whereas,  SIMS  COMMUNICATIONS,  INC.  (hereafter  referred to as "Licensor" and
"SIMS"), is a software and hardware development company that has developed a proprietary software platform for processing credit cards, ACH, and other financial and medical verification functions,and other medical services.

Whereas, SIMS has assisted in the development of and is the owner of the One Medical Service ("OMS") program and platform and has an exclusive contract with Bergen Brunswig to deliver a range of services through the Bergen Brunswig distribution network, and ;

Whereas, Enhanced Information Services (hereafter referred to as "Licensee"), a Nevada Corporation, is a communications and product development company in the electronic information industry, and;

Whereas, EIS has been supporting the OMS program through its IVR and telephony capabilities and EIS desires to exclusively license the OMS program and associated components.;

NOW THEREFORE, EIS and SIMS agree to the following additional terms:

Paragraph B.1.c. be amended as follows:


The balance of $367,000 owed by EIS (excludes the note payable) to SIMS for the licensing rights to OMS will now become due in the following manner:

(1) $100,000 cash to be deposited into SIMS' bank account by close of business, Tuesday, September 7th, 1999
(2) $83,500 cash to be deposited into SIMS' bank account by close of business, Wednesday, October 20, 1999
(3) $91,750 cash to be deposited into SIMS' bank account by close of business, Tuesday, November 30, 1999
(4) $91,750 cash to be deposited into SIMS' bank account by close of business, Wednesday, January 5, 2000

AGREED AND ACCEPTED:                      AGREED AND ACCEPTED:

SIMS Communications, Inc.                 Enhanced Information Services


By: ________________________              By:_________________________________
    Mark E. Bennett, President               Jeffrey Flannery, CEO& President

Date:______________                       Date:____________


ACKNOWLEDGED BY:

By: ____________________________________
        Ian Hart, Chief Financial Officer,   Date